UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2007
ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21696 (Commission File Number)	22-3106987 (I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts (Address of principal executive offices)	02139 (Zip Code)
Registrant’s telephone number, including area code: (617) 494-0400
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
ITEM 2.02 Results of Operations and Financial Condition.
ITEM 8.01 Other Events.
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Ex-10.1 Common Stock Purchase Agreement
Ex-99.1 Press Release dated February 15, 2007
Ex-99.2 Press Release dated February 15, 2007

ITEM 1.01 Entry into a Material Definitive Agreement.
          On February 14, 2007, ARIAD Pharmaceuticals, Inc. (the “Company”, “we” or “us”) entered into what is sometimes termed an equity line of credit arrangement with Azimuth Opportunity Ltd. (“Azimuth”). Specifically, we entered into a Common Stock Purchase Agreement with Azimuth (the “Purchase Agreement”), which provides that, upon the terms and subject to the conditions set forth therein, Azimuth is committed to purchase up to the lesser of (a) $50,000,000 of our common stock, or (b) the number of shares of our common stock that is one share less than 20% of the issued and outstanding shares of our common stock as of February 14, 2007, over the 18-month term of the Purchase Agreement. From time to time over the term of the Purchase Agreement, and at our sole discretion, we may present Azimuth with draw down notices requiring Azimuth to purchase a specified dollar amount of shares of our common stock, subject to certain limitations and so long as specified conditions are met. The price per share at which the shares will be sold, and therefore the number of shares to be sold pursuant to the draw down notice, is determined over a ten consecutive trading day pricing period, or such other period as is mutually agreed between us and Azimuth. We are able to present Azimuth with up to 24 draw down notices during the 18-month term of the Purchase Agreement, with a minimum of three trading days elapsing between each draw down pricing period. One draw down is allowed in each draw down pricing period, unless otherwise mutually agreed upon by the Company and Azimuth. Each draw down is limited in size, unless otherwise mutually agreed upon by the Company and Azimuth, to the lesser of (i) $12,000,000, or (ii) 2.5% of the Company’s market capitalization as defined in the Purchase Agreement.
          Once presented with a draw down notice, Azimuth is required to purchase a pro rata portion of the dollar amount of shares specified in the notice for each trading day during the pricing period on which the daily volume weighted average price for our common stock exceeds a threshold price specified by us in the draw down notice. The per share purchase price for the shares sold on any particular trading day during the pricing period will equal the daily volume weighted average price of our common stock for that day, less a discount ranging from 3.5% to 5.5%. The amount of the discount varies based on the threshold price specified by us. If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during a draw down period, the Purchase Agreement provides that Azimuth will not be required to purchase the pro rata portion of shares of common stock allocated to that day. However, at its election, Azimuth may buy the pro rata portion of shares allocated to that day at the threshold price less the discount described above. The total number of shares sold to Azimuth during each draw down will be the sum of the number of shares required and/or elected to be purchased on each day of the pricing period. The Purchase Agreement also provides that from time to time and at our sole discretion we may grant Azimuth the option to purchase additional shares of our common stock up to an aggregate amount specified by us during each draw down pricing period. Upon Azimuth’s exercise of the option, we would sell to Azimuth the shares of our common stock subject to the option at a price equal to the greater of the daily volume weighted average price of our common stock on the day Azimuth notifies us of its election to exercise its option or the threshold price for the option determined by us, less a discount calculated in the same manner as for the fixed amount of the draw down notices.
          Any sale of shares of our common stock to Azimuth under the Purchase Agreement will be registered on our registration statement on Form S-3 (File No. 333-140333). Azimuth has informed us that, unless it notifies us that it will use a different broker-dealer and we have filed a prospectus supplement to the registration statement, Azimuth will use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on the NASDAQ Global Market at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Azimuth has informed us that each such broker-dealer will receive commissions from Azimuth that will not exceed customary brokerage commissions. Azimuth also will pay other expenses associated with the sale of our common stock it acquires pursuant to the Purchase Agreement.
          The shares of our common stock may be sold in one or more of the following manners:
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.
          Azimuth has agreed that during the 18-month term of and for a period of 90 days after the termination of the Purchase Agreement, neither Azimuth nor any of its affiliates will, directly or indirectly, sell any of our securities except the shares that it owns or has the right to purchase pursuant to the provisions of a draw down notice. Azimuth has agreed that during the periods listed above it will not enter into a short position with respect to shares of our common stock, except that Azimuth may sell shares that it is obligated to purchase under a pending draw down notice but has not yet taken possession of so long as Azimuth covers any such sales with the shares purchased pursuant to such draw down notice. Azimuth has further agreed that during the periods listed above it will not grant any option to purchase or acquire any right to dispose or otherwise dispose for value of any shares of our common stock or any securities convertible into, or exchangeable for, or warrants to purchase, any shares of our common stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of our common stock, except for the sales permitted by the prior two sentences.
          In addition, Azimuth and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of our common stock by Azimuth or any unaffiliated broker-dealer. Under these rules and regulations, Azimuth and any unaffiliated broker-dealer:
•	may not engage in any stabilization activity in connection with our securities;

•	must furnish each broker which offers shares of our common stock covered by the prospectus that is a part of the registration statement with the number of copies of such prospectus and any prospectus supplement that are required by each broker; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.
          These restrictions may affect the marketability of the shares of our common stock by Azimuth and any unaffiliated broker-dealer.
          We have agreed to indemnify and hold harmless Azimuth, any unaffiliated broker-dealer and each person who controls Azimuth or any unaffiliated broker-dealer against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). We have agreed to pay up to $35,000 of Azimuth’s reasonable attorneys’ fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Azimuth in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement. We have also agreed to pay up to $12,500 per quarter, during the 18-month term of the Purchase Agreement, for any quarter during which Azimuth does not purchase shares of our common stock, to cover reasonable fees and expenses incurred by Azimuth in connection with any amendments, modifications or waivers of the Purchase Agreement and ongoing due diligence. Further, we have agreed that if we issue a draw down notice and fail to deliver the shares to Azimuth on the applicable settlement date, and such failure continues for ten trading days, we will pay Azimuth liquidated damages in cash or, at Azimuth’s election, unregistered shares of our common stock. Azimuth has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities, including liabilities under the Securities Act.
          Upon each sale of our common stock to Azimuth under the Purchase Agreement, we have also agreed to pay Reedland Capital Partners, an Institutional Division of Financial West Group, member NASD/SIPC, a placement fee equal to 1.0% of the aggregate dollar amount of common stock purchased by Azimuth. We have agreed to indemnify and hold harmless Reedland Capital Partners against certain liabilities, including liabilities under the Securities Act.
          The foregoing descriptions are qualified in their entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein. A copy of the press release announcing our entry into the Purchase Agreement, among other things, is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
          This report contains “forward-looking” statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, including statements related to the future sale of shares of our common stock under the Purchase Agreement. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties is the price at which shares of our common stock may be sold from time to time under the Purchase Agreement, as well as more specific risks, trends and uncertainties facing us such as those set forth in our reports on Forms 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks, trends and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore you should not rely on any such forward-looking statements. Furthermore, we undertake no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this Current Report on Form 8-K except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.
ITEM 2.02 Results of Operations and Financial Condition.
          On February 15, 2007, we announced financial results for the quarter and year ended December 31, 2006. A copy of the press release is filed herewith as Exhibit 99.1 and the information set forth under the heading “Financial Highlights” and in the attached unaudited financial statements are incorporated by reference into this Current Report on Form 8-K.
ITEM 8.01 Other Events.
          In our press release dated February 15, 2007, we provided an update on progress regarding partnering for our lead product candidate AP23573 and announced our entry into a definitive equity financing arrangement with Azimuth (as described under Item 1.01 above). A copy of the press release is filed herewith as Exhibit 99.1 and the information contained therein is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.
          In another press release dated February 15, 2007, we announced that the Phase 3 trial of AP23753 in patients with metastatic soft-tissue and bone sarcomas will be conducted by the Sarcoma Alliance for Research through Collaboration (SARC) in cooperation with the Soft Tissue and Bone Sarcoma Group for the European Organization for Research and Treatment of Cancer (EORTC). Additionally, we announced that we reached agreement with the U.S. Food and Drug Administration on the design and endpoints of this pivotal trial and that subsequently a Special Protocol Assessment has been filed with the FDA for the trial based on the primary endpoint of progression-free survival. A copy of the press release is filed herewith as Exhibit 99.2 and the information contained therein is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.
ITEM 9.01 Financial Statements and Exhibits

Exhibit Number	Description

10.1	Common Stock Purchase Agreement, dated February 14, 2007, by and between ARIAD Pharmaceuticals, Inc. and Azimuth Opportunity Ltd.

99.1	Press Release dated February 15, 2007.

99.2	Press Release dated February 15, 2007.
The portions of the press release incorporated by reference into Items 2.02 and 8.01 of this Current Report on Form 8-K are being filed pursuant to such items.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.
By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Senior Vice President, Finance and Corporate Operations, Chief Financial Officer

Date: February 15, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.1	Common Stock Purchase Agreement, dated February 14, 2007, by and between ARIAD Pharmaceuticals, Inc. and Azimuth Opportunity Ltd.

99.1	Press Release dated February 15, 2007.

99.2	Press Release dated February 15, 2007.